Exhibit 99.1

December 5, 2019

Carriage Services Announces Pricing of Additional Senior Notes Offering

HOUSTON, Texas – (GLOBE NEWSWIRE) – Carriage Services, Inc. (NYSE: CSV) (“Carriage Services” or the “Company”) today announced that it priced its private offering of an additional $75 million aggregate principal amount of 6.625% senior notes due 2026 (the “new notes”). The new notes are being offered to persons who are reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Act”). The offering is expected to close on December 19, 2019, subject to customary closing conditions. The new notes will be issued at a price equal to 104% of the principal amount thereof, plus accrued interest from December 1, 2019.

On May 31, 2018, the Company completed an offering of $325 million of its 6.625% Senior Notes due 2026 (the “initial notes” and, together with the new notes, the “notes”). The new notes will have terms identical to the initial notes, except with respect to the date of issuance, the issue price, the initial interest accrual date and the initial interest payment date, and the new notes and the initial notes will be treated as a single class of securities under the indenture governing the notes.

The new notes, like the initial notes, will be unsecured, senior obligations of the Company, and interest will be payable semi-annually in arrears. The new notes, like the initial notes, will initially be fully and unconditionally guaranteed, on a senior unsecured basis, jointly and severally by each of the Company’s subsidiaries that is a borrower, or guarantees indebtedness, under the Company’s credit facility.

The Company intends to use the net proceeds of the proposed offering for general corporate purposes, including reducing revolving debt and acquisitions.

Neither the new notes nor the related guarantees have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Carriage Services

Carriage Services is a leading provider of deathcare services and merchandise in the United States. Carriage operates 187 funeral homes in 29 states and 30 cemeteries in 11 states.

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.

Source: Carriage Services, Inc.

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